SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  July 17, 2003





                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)




         Missouri                      1-14756                  43-1723446
(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)




       Registrant's telephone number, including area code: (314) 621-3222


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     Reference is made to "Liquidity and Capital Resources" under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financing" of the Registrant's 2002 Annual Report incorporated by reference in
Item 7 of the Registrant's Form 10-K for the year ended December 31, 2002, for a discussion of the Registrant's credit facilities and credit agreement provisions.

     On July 17, 2003, the Registrant entered into two new credit agreements for $470 million in revolving credit facilities to be used for general corporate purposes, including support of the Registrant's commercial paper programs. The $470 million in new facilities includes a $235 million 364-day revolving credit facility and a $235 million 3-year revolving credit facility. These new credit facilities replaced the Registrant's existing $270 million 364-day revolving credit facility, which matured on July 17, 2003, and a $200 million facility, which would have matured in December 2003. The new credit facilities contain, among other terms and conditions, provisions which require the Registrant to meet minimum ERISA funding requirements for its pension plan. The prior credit facilities included more restrictive provisions related to the funded status of the Registrant's pension plan, which are not present in the new facilities. On July 17, 2003, the Registrant also entered into an amendment of an existing $130 million multi-year credit facility that similarly modified the ERISA-related provisions in this facility. As a result, all of the Registrant's facilities require it to meet minimum ERISA funding requirements, but do not otherwise limit the underfunded status of the Registrant's pension plan.






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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AMEREN CORPORATION
                                         (Registrant)


                                        By      /s/ Martin J. Lyons
                                          -----------------------------------
                                        Name:       Martin J. Lyons
                                        Title: Vice President and Controller
                                               (Principal Accounting Officer)

Date:  July 18, 2003



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